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Exhibit 99.4

UNIVERSAL HOSPITAL SERVICES, INC.—NOTICE OF GUARANTEED DELIVERY

Universal Hospital Services, Inc.

NOTICE OF GUARANTEED DELIVERY

OFFER FOR ALL OUTSTANDING
8.50%/9.25% SECOND LIEN SENIOR SECURED PIK TOGGLE NOTES DUE 2015
NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
IN EXCHANGE FOR
8.50%/9.25% SECOND LIEN SENIOR SECURED PIK TOGGLE NOTES DUE 2015
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

        This form or one substantially equivalent hereto must be used by registered holders of outstanding 8.50%/9.25% Second Lien Senior Secured PIK Toggle Notes due 2015, not registered under the Securities Act of 1933, as amended (the "Restricted Notes") who wish to tender their Restricted Notes in exchange for a like principal amount at maturity of 8.50%/9.25% Second Lien Senior Secured PIK Toggle Notes due 2015 that have been registered under the Securities Act of 1933, as amended, pursuant to the exchange offer described in the prospectus dated      , 2011 (the "Prospectus") if the holder's Restricted Notes are not immediately available or if such holder cannot deliver its Restricted Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank, National Association (the "Exchange Agent") prior to 5:00 p.m., New York City time, on      , 2011. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See "The Exchange Offer—Procedures for Tendering Restricted Notes" in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

By Mail, Hand or Overnight Delivery:

Wells Fargo Bank, National Association, MAC N9303-121
Corporate Trust Operations
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479

By Facsimile:
(612) 667-6282

For Information or Confirmation by Telephone:
(800) 344-5128

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

        The undersigned hereby tenders to Universal Hospital Services, Inc. (the "Company") the principal amount of Restricted Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

DESCRIPTION OF NOTES TENDERED

Name of Tendering Holder	Name and Address of Registered Holder as it appears on the Restricted Notes (Please print)	Certificate Number(s) for Restricted Notes Tendered	Principal Amount at Maturity of Restricted Notes Tendered

 PLEASE SIGN HERE

X		X
X		X
X		X
	Signature(s) of Owner		Date

        Must be signed by the holder(s) of Restricted Notes as their name(s) appear(s) on certificates for Restricted Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

☐
The Depository Trust Company

(Check if Restricted Notes will be tendered by book-entry transfer)

Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

 THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Restricted Notes (or a confirmation of book-entry transfer of such Restricted Notes into the Exchange Agent's account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
(Authorized signature)
Address:		Title:
Name:
(Please type or print)
Date:
Area Code and Telephone No.

NOTE:	DO NOT SEND RESTRICTED NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. RESTRICTED NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit 99.4
UNIVERSAL HOSPITAL SERVICES, INC.—NOTICE OF GUARANTEED DELIVERY
Universal Hospital Services, Inc.
NOTICE OF GUARANTEED DELIVERY
Wells Fargo Bank, National Association
By Mail, Hand or Overnight Delivery
DESCRIPTION OF NOTES TENDERED
PLEASE SIGN HERE
Please print name(s) and address(es)
THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.
THE FOLLOWING GUARANTEE MUST BE COMPLETED GUARANTEE OF DELIVERY (NOT TO BE USED FOR SIGNATURE GUARANTEE)